                      Securities and Exchange Commission

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported)      March 25, 1997
                                                    ------------------



                              First USA, Inc.
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             (Exact name of registrant as specified in its charter)


      Delaware                  1-11030                       75-2291060
      --------                  -------                       ----------
(State or other        (Commission File Number)           (I.R.S. Employer
 jurisdiction of                                       Identification Number)
 incorporation or
 organization)



1601 Elm Street, 46th Floor, Dallas, Texas                              75201
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(Address of principal executive offices)                             (Zip Code)



                      214-849-2195
----------------------------------------------------
(Registrant's telephone number, including area code)


                                       N/A
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(Former name, former address and former fiscal year, if changed since last report.)
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Item 5.   Other Events.

          On March 25, 1997, First USA Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of First USA Financial, Inc., which is a wholly-owned subsidiary of First USA, Inc., completed the securitization of approximately $156 million of unsecured closed end consumer loan receivables. The securitization consists of three classes of fixed rate First USA Consumer Loan Grantor Trust 1997-A Certificates.

          The securitization includes the issuance of $135,869,000 First USA Consumer Loan Grantor Trust 1997-A Class A Certificates and $14,836,000 First USA Consumer Loan Grantor Trust 1997-A Class B Certificates. The securitization also consists of $5,466,779.06 First USA Consumer Loan Grantor Trust 1997-A Class C Certificates, which will be subordinated to and provide credit enhancement for the First USA Consumer Loan Grantor Trust 1997-A Class A Certificates and First USA Consumer Loan Grantor Trust 1997-A Class B Certificates.

          The Bank services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)  Not applicable.

           (b)  Not applicable.

           (c)  Exhibits:

          99. Pooling and Servicing Agreement, dated as of March 7, 1997, between First USA Federal Savings Bank, as Transferor and Servicer, and Bankers Trust (Delaware), as Trustee.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 9, 1997

                              First USA, Inc.



                              By:  /s/ Philip E. Taken
                                   -------------------
                                       Philip E. Taken
                                       Senior Vice President